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Synbiotics Corporation                                           EXHIBIT 11.1
                                                                 ------------

Computation of Earnings Per Share
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                                                       Three Months Ended            Six months Ended
                                                            June 30,                     June 30,
                                                            --------                     --------
                                                       1997           1996           1997           1996
                                                    ----------     ----------     ----------     ----------
Primary Earnings Per Share:

Net income per statement of operations              $   14,000     $1,519,000     $  844,000     $3,169,000
                                                    ==========     ==========     ==========     ==========

Weighted average number of shares outstanding        7,505,000      6,028,000      7,499,000      5,968,000
                                                    ==========     ==========     ==========     ==========

Primary earnings per share                          $      .00     $      .25     $      .11     $      .53
                                                    ==========     ==========     ==========     ==========


Fully Diluted Earnings Per Share:

Net income per statement of operations              $   14,000     $1,519,000     $  844,000     $3,169,000
                                                    ==========     ==========     ==========     ==========

Reconciliation of weighted average number of shares per primary computation above, to amount used for fully diluted computation:

Weighted average number of shares outstanding,
 per primary computation                             7,505,000      6,028,000      7,499,000      5,968,000

Add-effect of outstanding options (as determined
 by the application of the treasury method)             19,000         38,000         13,000         26,000
                                                    ----------     ----------     ----------    -----------

Weighted average number of shares, as adjusted       7,524,000      6,066,000      7,512,000      5,994,000
                                                    ==========     ==========     ==========    ===========

Fully diluted earnings per share                    $      .00     $      .25     $      .11    $       .53
                                                    ==========     ==========     ==========    ===========
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